Exhibit 23.2

[Letterhead of KPMG LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 20, 2024, with respect to the consolidated financial statements of SEI Investments Company, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 26, 2024